Exhibit 99.1

PRO-PHARMACEUTICALS ANNOUNCES CHANGE IN AUDITORS

Newton, Mass. (April 14, 2008) – Pro-Pharmaceuticals, Inc. (Amex: PRW), a developer of targeted therapeutic compounds, today announced it has selected Vitale Caturano & Company Ltd. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Vitale Caturano replaces the Company’s previous independent registered public accountants, Deloitte & Touche LLP.

“We have had a very positive relationship with Deloitte over the years and appreciate their support,” said Anthony D. Squeglia, Chief Financial Officer, Pro-Pharmaceuticals. “We are evaluating all significant corporate expenses and believe that Vitale Caturano offers our shareholders the best combination of cost savings and quality. We look forward to working with their team.”

Pro-Pharmaceuticals, Inc. – Advancing Drugs Through Glycoscience®

Pro-Pharmaceuticals is a clinical stage company engaged in the discovery, development and commercialization of targeted therapeutic compounds for advanced treatment of cancer, liver, microbial and inflammatory diseases. The Company’s initial focus is the development of carbohydrate polymers to treat cancer patients. DAVANAT®, the Company’s lead drug, is a polysaccharide whose mechanism of action is based upon binding to lectins on the cell surface. The Company’s technology is also being developed to treat serious diseases such as liver and kidney fibrosis. The Company is headquartered in Newton, Mass. Additional information is available at www.pro-pharmaceuticals.com.

FORWARD LOOKING STATEMENTS: Any statements in this news release about future expectations, plans and prospects for the Company constitute forward-looking statements as defined in the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in such statements. We caution investors that actual results or business conditions may differ materially from those projected or suggested in forward-looking statements and not place undue reliance on forward-looking statements.

More information about those risks and uncertainties is contained and discussed in the Company’s most recent quarterly or annual report and in the Company’s other reports filed with the Securities and Exchange Commission. The forward-looking statements represent the Company’s views as of the date of this news release and should not be relied upon to represent the Company’s views as of a subsequent date. While the Company anticipates that subsequent events may cause the Company’s views to change, the Company disclaims any obligation to update such forward-looking statements.

Advancing Drugs Through Glycoscience and DAVANAT are registered trademarks of Pro-Pharmaceuticals.

Contact: Pro-Pharmaceuticals, Inc., Anthony D. Squeglia: 617.559.0033; squeglia@pro-pharmaceuticals.com.